EXHIBIT 99.1

IBM TO ACQUIRE INTERNET SECURITY SYSTEMS

Acquisition Bolsters IBM’s Position as a Leader in Security Solutions

ARMONK, NY and ATLANTA – August 23, 2006: IBM (NYSE: IBM) and Internet Security Systems, Inc. (NASDAQ: ISSX) today announced the two companies have entered into a definitive agreement for IBM to acquire Internet Security System, Inc., a publicly held company based in Atlanta, Ga., in an all-cash transaction at a price of approximately $1.3 billion, or $28 per share. The acquisition is subject to Internet Security Systems, Inc. shareholder and regulatory approvals and other customary closing conditions. The transaction is expected to close in the fourth quarter of 2006.

Internet Security Systems (ISS) provides security solutions to thousands of the world’s leading companies and governments, helping to proactively protect against internet threats across networks, desktops and servers. ISS software, appliances and services monitor and manage network vulnerabilities and exploits and rapidly respond in advance of potential threats. This acquisition advances IBM’s strategy to utilize IT services, software and consulting expertise to automate labor-based processes into standardized, software-based services that help clients optimize and transform their businesses.

This acquisition also reinforces IBM’s position in the rapidly growing area of Managed Security Services. With concerns ranging from data theft to implementing and managing increasingly complex regulatory requirements, addressing IT security has become one of the most complex challenges companies are facing, regardless of size, location or industry.

ISS augments IBM’s ability to address this growing industry challenge by combining ISS’ complementary automated security platform, services, software and expert consultants with IBM’s broad security portfolio, innovative research and global reach. Together, IBM and ISS will help clients of all sizes preemptively stay a step ahead of targeted security threats or attacks.

The acquisition is an important addition to IBM’s security and privacy services business. ISS’ product line and extensive expertise complements IBM’s long-standing security research efforts, consulting and managed service delivery capabilities, which currently provide security solutions to the heterogeneous environments of thousands of IBM’s clients. ISS will join IBM as a business unit within IBM Global Services’ Security organization.

“Companies recognize that rapidly evolving security threats and complex regulatory requirements have turned security into a mission-critical priority,” said Val Rahmani, General Manager, Infrastructure Management Services, IBM Global Services. “ISS is a strategic and valuable addition to IBM’s portfolio of technology and services. This acquisition will help IBM to provide companies with access to trained experts and leading-edge processes and technology to evaluate and protect against threats and enforce security policies.”

“Clients increasingly recognize that security must become a network-integrated business process rather than a reactive response to individual threats,” said Tom Noonan, President and CEO of ISS. “By delivering an integrated security platform that is adaptable and extensible to address new threats and business requirements without incremental complexity and cost, ISS has delivered the foundation for delivering security as a service. These on-demand capabilities, together with our managed security services, appliances and software will further bolster IBM’s leading security services and products as we take this innovation out to a larger, global stage.”

IBM will utilize ISS’ X-Force security intelligence service, which proactively protects networks with detailed analyses of global online vulnerabilities and threat conditions. The ISS global network of security operations centers (SOCs), which include sites in Tokyo, Brussels, Melbourne, Rio de Janeiro, Detroit and Atlanta will also be added to IBM’s existing global network of SOCs. IBM security consultants and global sales force will also offer ISS’ line of security appliances and software, and fully enable it for IBM and third party products, services and solutions.

ISS has more than 11,000 customers worldwide including 17 of the world’s largest banks, 15 of the largest governments, 11 of the top public insurance companies and 13 of the world’s top IT organizations. ISS also brings to IBM a network of business partners skilled in selling the ISS product line, and an expanded product set to the IBM Business Partner channel.

IBM currently has over 3,500 professionals delivering consulting, implementation and out-tasking security services to thousands of organizations all over the world.

Following completion of the acquisition, IBM intends to:

•	Establish ISS’ operations as a business unit within IBM’s Infrastructure Management Services unit, part of IBM Global Technology Services
•	Integrate ISS’ software technology with Tivoli’s IT service management portfolio – which includes software for Identity Management, Access Management, Service Oriented Architecture (SOA) security and Security Information Management
•	Market and sell ISS’ Managed Security Services and portfolio of Network, Application, Server and Endpoint Protection products through IBM’s and ISS’ worldwide sales channels and Business Partners
•	Further expand the scope and capabilities of IBM’s business and IT asset management consulting practices, and deliver services for ISS-based solutions through IBM Global Services
•	Build upon the companies’ existing business relationship, which began in 1999

About IBM

For more information about IBM, go to www.ibm.com

About ISS, Inc.

ISS, Inc. is the security advisor to thousands of the world’s leading businesses and governments, providing preemptive protection for networks, desktops and servers. An established leader in security since 1994, the ISS integrated security platform is designed to automatically protect against both known and unknown threats, and helps to keep networks up and running and shields customers from online attacks before they impact business assets. ISS products and services are based on the proactive security intelligence of its X-Force research and development team—a world authority in vulnerability and threat research. The ISS product line is complemented by comprehensive Managed Security Services and Professional Security Services. For more information, visit the ISS Web site at www.iss.net or call Heidi Litner at 404-236-3763.

ISS is a trademark and Proventia and X-Force are registered trademarks of ISS, Inc. All other companies and products mentioned are trademarks and property of their respective owners.

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ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed merger (the “Merger”) of ISS Inc. (the “Company”) with and into a wholly-owned subsidiary of International Business Machines Corp. (“IBM”). In connection with the Merger and required stockholder approval, the Company will file with the SEC a proxy statement and other relevant materials that will contain important information about the Merger. Investors and security holders of the Company are urged to read the proxy statement and any other relevant materials filed by the Company because they contain, or will contain, important information about the Company and the Merger. All documents filed by the Company with the SEC, when available, may be obtained for free at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to: Ed Eiland, ISS Investor Relations, 404-236-4053 or from the Company’s website at www.iss.net.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the Merger. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its executive officers and directors in the Merger by reading the proxy statement regarding the Merger when it becomes available.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, the functionality, characteristics, quality and performance capabilities of ISS’s products and technology; results achievable and benefits attainable through deployment of ISS’s products and provision of services; the ability of ISS’s products to help companies manage how they provide pre-emptive protection for networks, desktops and servers; and the expected timing of the closing of the proposed merger. The following additional factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the timing and results of required regulatory review and approval by ISS’s stockholders of the proposed merger; and those factors discussed in the Section entitled “Risk Factors” in Part II Item 1A of ISS’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. ISS disclaims any intent or obligation to update any forward-looking statements made herein to reflect any change in ISS’s expectations with regard thereto or any change in events, conditions, or circumstances on which such statements are based.

Contact:

Adam Emery, IBM Media Relations, (914) 766-4696, adame@us.ibm.com

Chris Gough, IBM Investor Relations, (914) 499-4510, goughc@us.ibm.com

Heidi Litner, ISS Media Relations, 404 236 3763, hlitner@iss.net

Ed Eiland, ISS Investor Relations, 404 236 4053, eeiland@iss.net